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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 9, 1999
                        (Date of earliest event reported)


                            OnHealth Network Company
             (Exact name of registrant as specified in its charter)


                         Commission file number: 0-22212

             Washington                                  41-1686038
(State of incorporation or organization)      (IRS Employer Identification No.)


             808 Howell Street, Suite 400 Seattle, Washington 98101
                    (Address of principal executive offices)

                                 (206) 583-0100
              (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 9, 1999, pursuant to an Agreement and Plan of Reorganization, dated as of September 9, 1999 (the "Reorganization Agreement"), OnHealth Network Company, a Washington corporation (the "Company"), acquired by merger, through its wholly owned subsidiary BB Acquisition, Inc., a Delaware corporation ("Sub"), BabyData.com Inc., a Delaware corporation ("BabyData"). The acquisition was effectuated by a merger of Sub with and into BabyData. Pursuant to the Merger Agreement, at the Closing, all of the outstanding shares of BabyData were converted into 681,534 shares of Company common stock having a value of approximately $5.0 million. The acquisition of BabyData will be accounted for using the purchase method of accounting.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

         The financial statements of BabyData (together with the related independent auditors' report) will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately November 8, 1999.

(b) Pro forma financial information

         The unaudited pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately November 8, 1999.

(c) Exhibits

The following exhibits are filed herewith:


         2.1 Agreement and Plan of Reorganization among OnHealth Network Company, BabyData.com Inc., BB Acquisition, Inc. and the stockholders of BabyData.com Inc. dated as of September 9, 1999.

         99.1     Press release of the Registrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  OnHealth Network Company

Date: September 13, 1999           By: MICHAEL D. CONWAY
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                                      Michael D. Conway, Vice President Finance